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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-110530) of our report dated February 1, 2003, except for Note 8, as to which the date is March 12, 2003, relating to the financial statements, which appears in Genaissance Pharmaceuticals Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 13, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS